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                                                                    EXHIBIT 10.1


                            FAMILY RESTAURANTS, INC.
                                       AND
                               FRI-MRD CORPORATION
                           VALUE CREATION UNITS PLAN

         1.       PURPOSE

                  THE PURPOSE OF THE VALUE CREATION UNITS PLAN (THE "PLAN") OF FAMILY RESTAURANTS, INC. ("FRI") AND FRI-MRD CORPORATION ("FRI-MRD") IS TO PROVIDE PARTICIPANTS WITH A CONTINGENT FINANCIAL INCENTIVE TO CONTRIBUTE TO THE LONG-TERM SUCCESS OF THE CORPORATION.

         2.       DEFINITIONS

                  As used in this Plan, the following terms shall have the meanings set forth below:

                  a. "Adjustment Period" -- means September 1, 1996, through the Expiration Date.

                  b.   "Authorized Corporate VCUs" -- means 100,000 Corporate
                       VCUs.

                  c.   "Authorized Chi-Chi's VCUs" -- means 100,000 Chi-Chi's
                       VCUs.

                  d.   "Authorized El Torito VCUs" -- means 100,000 El Torito
                       VCUs.

                  e.   "Board" -- means the Board of Directors of FRI.

                  f. "Change of Control" -- shall have the meaning given to such term in the Indenture, dated as of January 27, 1994, relating to FRI's 9 3/4% Senior Notes due 2002 as in effect on the date this Plan is adopted (excluding any such Change of Control occurring by reason of clause (ii) of the definition thereof); provided, that such term shall not include any Change of Control occurring by reason of conversion or exchange of any indebtedness of the Corporation.

                  g. "Chi-Chi's" -- means Chi-Chi's, Inc., a wholly owned subsidiary of the Corporation, and each of said subsidiary's wholly owned subsidiaries.

                  h. "Chi-Chi's Value Created" -- means Chi-Chi's EBITDA for fiscal year 1998 plus $14,000,000, multiplied by six (6); provided, that (a) if all or substantially all of the capital stock or assets (on a consolidated basis) of Chi-Chi's, Inc. is sold prior to the Expiration Date, the Chi-Chi's Value Created shall be the higher of (i) the Enterprise Value of Chi-Chi's, Inc. implied by such sale, as determined by the Board, plus $84 million; and (ii) Chi-Chi's EBITDA for the twelve (12) fiscal months preceding the date of such sale, as adjusted by the applicable provisions of Section 2.m. below, multiplied by

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                       six (6), plus $84 million, and (b) if the El Torito Value
                       Created is less than $0, such amount shall be deducted from the Chi-Chi's Value Created.

                  i. "Chi-Chi's VCU" -- means a unit granted pursuant to this Plan, the value of which is determined based on increases in Chi-Chi's and FRI's EBITDA.

                  j. "Chi-Chi's VCU Pool" -- means the dollar amount determined by dividing Chi-Chi's Value Created by Corporate Value Created, multiplying this percentage by the Initial VCU Pool, and reducing this amount by 50%; provided, that in no event shall the Chi-Chi's VCU Pool be less than $0.

                  k. "Chi-Chi's VCU Value" -- means the Chi-Chi's VCU Pool divided by 100,000, the number of Authorized Chi-Chi's VCUs.

                  l. "Corporation" -- means Family Restaurants, Inc., a Delaware corporation and FRI-MRD Corporation, a Delaware corporation, jointly and severally.

                  m. "Corporate Value Created" or "CVC" -- means FRI's EBITDA for fiscal year 1998 multiplied by six (6), with adjustments as follows for a sale of a division, asset sales and lease terminations:

                       (i) In the event that all or substantially all of the capital stock or assets (on a consolidated basis) of Chi-Chi's, Inc. is sold prior to the Expiration Date
                            (a) for the purpose of computing CVC, FRI's EBITDA for fiscal year 1998 shall be reduced by $14 million and if such sale occurs during fiscal year 1998, FRI's EBITDA for fiscal year 1998 shall be further reduced by Chi-Chi's EBITDA reported for said year to the extent otherwise included in FRI's EBITDA and
                            (b) CVC shall be increased by the Enterprise Value of Chi-Chi's, Inc. implied by such sale, as determined by the Board, plus $84 million, and further increased by a factor of 1% per month simple interest times the number of full months elapsed from the month of sale to the Expiration Date.

                       (ii) In the event that all or substantially all of the
                            capital stock or assets (on a consolidated basis) of El Torito Restaurants, Inc. is sold prior to the Expiration Date (a) for the purpose of computing CVC, FRI's EBITDA for fiscal year 1998 shall be increased by $14 million and if such sale occurs during fiscal year 1998, FRI's EBITDA for fiscal year 1998 shall be decreased by El Torito's EBITDA reported for said year to the extent otherwise included in FRI's EBITDA and (b) CVC shall be increased by the Enterprise Value of El Torito Restaurants, Inc. implied by such sale, as determined by the Board, minus $84 million, and further increased by a factor of 1% per month simple interest times the number of full months elapsed from the month of sale to the Expiration Date.





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                       (iii) For all sales of operating assets consummated
                            during the Adjustment Period other than (A) sales of inventory and other sales in the ordinary course of business, (B) sales of Traditional Dinnerhouse Assets, (C) sale/leaseback transactions and (D) contemplated by clauses (i) and (ii) above, CVC will be increased by the amount of the after-tax net proceeds received by FRI or its subsidiaries (in the case of non-cash consideration, as valued by the Board) and a factor of 1% per month simple interest times the amount of such proceeds times the number of full months elapsed from the month of sale to the Expiration Date.

                       (iv) Sale of Traditional Dinnerhouse Assets will not
                            create additional CVC. To the extent that lease termination payments incurred by FRI or any of its subsidiaries during the Adjustment Period exceed the after-tax net proceeds received by FRI or its subsidiaries (in the case of non-cash consideration, as valued by the Board) from the sale of Traditional Dinnerhouse Assets (other than (i) sales of inventory and other sales in the ordinary course of business and (ii) sale/leaseback transactions), that excess amount plus 1% per month simple interest times the amount of such proceeds times the number of full months elapsed from the month of sale to the Expiration Date will reduce CVC.

                       (v) All additional rent expense reducing EBITDA in fiscal 1998 and directly attributable to (i) sale/leaseback financing of real property acquired prior to January 1, 1996, consummated during the Adjustment Period or (ii) sale/leaseback financings of furniture, fixtures and equipment acquired prior to January 1, 1996, will be added back to EBITDA before determining CVC.

                       (vi) Prior to computing the El Torito and/or Chi-Chi's
                            Value Created, the adjustment to the CVC dictated in m(iii) and m(v) will also be made to the divisions' EBITDA from which the adjustment originated.

                  n. "Corporate VCU" -- means a unit granted pursuant to this Plan, the value of which is determined based on increases in FRI's EBITDA.

                  o. "Corporate VCU Pool" -- means the Initial VCU Pool less the sum of (i) the Chi-Chi's VCU Pool and (ii) the El Torito VCU Pool.

                  p. "Corporate VCU Value" -- means the Corporate VCU Pool divided by 100,000, the number of Authorized Corporate VCUs.

                  q. "Debt" -- shall have the meaning given to such term in the Indenture, dated January 27, 1994, relating to FRI's 9 3/4% Senior Notes due 2002, as in effect on the date this Plan is adopted.

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                  r.   "EBITDA" -- means earnings (loss) before gain (loss) on
                       disposition of properties, provision for divestitures, writedown of goodwill, interest, taxes, depreciation, amortization, gain or loss on extinguishment of debt, and extraordinary items, in each case as determined in accordance with generally accepted accounting principles consistently applied. EBITDA shall not be reduced by reason of any accrual or payment with respect to VCUs that would otherwise be reported as an operating expense in accordance with generally accepted accounting principles.

                  s. "El Torito" -- means El Torito Restaurants, Inc., a wholly owned subsidiary of the Corporation, and each of such subsidiary's wholly owned subsidiaries.

                  t. "El Torito Value Created" -- means El Torito's EBITDA for fiscal year 1998 minus $14,000,000, multiplied by six
                       (6); provided, that (a) if all or substantially all of the capital stock or assets (on a consolidated basis) of El Torito Restaurants, Inc. is sold prior to the Expiration Date, the El Torito Value Created shall be the higher of (i) the Enterprise Value of El Torito Restaurants, Inc. implied by such sale, as determined by the Board, minus $84 million; and (ii) El Torito's EBITDA for the twelve (12) fiscal months preceding the date of such sale, as adjusted by the applicable provisions of
                       Section 2.m. above, multiplied by six (6), minus $84 million, and (b) if the Chi-Chi's Value Created is less than $0, such amount shall be deducted from the El Torito Value Created.

                  u. "El Torito VCU" -- means a unit granted pursuant to this Plan, the value of which is determined based on increases in El Torito's and FRI's EBITDA.

                  v. "El Torito VCU Pool" -- means the dollar amount determined by dividing El Torito Value Created by Corporate Value Created, multiplying this percentage by the Initial VCU Pool, and reducing this amount by 50%; provided, that in no event shall the El Torito VCU Pool be less than $0.

                  w. "El Torito VCU Value" -- means the El Torito VCU Pool divided by 100,000, the number of Authorized El Torito VCUs.

                  x. "Employee" -- means any full-time employee of FRI or any of its subsidiaries.

                  y. "Enterprise Value" -- means for any person the sum of (a) the aggregate value of the fully diluted common equity of such person, based on the price paid in the transaction giving rise to the need to calculate Enterprise Value, plus (b) the aggregate principal amount of all indebtedness and the aggregate liquidation preference of all preferred stock of such person and its subsidiaries shown on the consolidated balance sheet of such person prepared as of the date of such transaction in accordance with generally accepted accounting principles, less (c) all cash and cash equivalents of such person and its subsidiaries, exclusive of restaurant safe and change funds.

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                  z.   "Exit Event" -- means the earliest to occur of (i) a bona
                       fide registered underwritten initial public offering of unrestricted shares of common stock, par value $.01 per share, of FRI and (ii) a Change of Control.

                  aa. "Expiration Date" -- means December 27, 1998, the date as of which VCUs are to be initially valued.

                  bb. "Expiration Rate" -- means the sum of (i) the publicly announced prime or base rate of Bank of America on the Expiration Date (or, if such institution has no such publicly announced rate on such date, the publicly announced prime or base rate of such other nationally recognized banking institution chosen by the Board) plus
                       (ii) a spread, which shall initially be 3.75%, and which shall increase by 100 basis points on each full year anniversary of the Expiration Date.

                  cc. "Initial VCU Pool" -- means an amount determined by using the following formula:

        CORPORATE VALUE CREATED                                  INITIAL VCU POOL
           $0 - $75,000,000                             2% of Corporate Value Created (CVC)
      $75,000,001 - $150,000,000                    $1,500,000 plus 4% of CVC above $75,000,000
      $150,000,001 - $250,000,000                  $4,500,000 plus 6% of CVC above $150,000,000
             $250,000,001+                        $10,500,000 plus 7.5% of CVC above $250,000,000

                  dd. "Involuntary Termination For Cause" -- means termination of employment of a Participant if such Participant (i) willfully breaches significant and material duties he or she is required to perform; (ii) commits a material act of fraud, dishonesty, misrepresentation, or other act of moral turpitude; (iii) is convicted of a felony; (iv) exhibits gross negligence in the course of his or her employment; (v) is ordered removed by a regulatory or other governmental agency pursuant to applicable law; or
                       (vi) fails to obey a lawful and reasonable direction from the Board or the Participant's duly authorized manager.

                  ee. "Involuntary Termination Not For Cause" -- means termination of employment of a Participant for reasons other than those specified as reasons for Involuntary Termination For Cause; provided, that said definition shall not include termination of employment of a Participant resulting from the sale of all or substantially all of the capital stock or assets of Chi-Chi's or El Torito prior to the Expiration Date.


                  ff. "Participant" -- means any Employee who is a party to a VCU Agreement.

                  gg. "Traditional Dinnerhouse Asset" -- means all assets used in the operation of FRI's Traditional Dinnerhouse division.

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                  hh.  "VCU" -- means collectively Corporate VCUs, Chi-Chi's
                       VCUs, and El Torito VCUs.

                  ii. "VCU Agreement" -- means an agreement between a Participant and the Corporation evidencing an award of VCUs pursuant to this Plan. The VCU Agreement shall remain in effect until each VCU issued pursuant thereto has been forfeited, converted, terminated or paid out. A VCU shall automatically be forfeited if the Employee to whom it has been granted does not execute a VCU Agreement within 90 days of the date of grant of such VCU.

                  This Plan is established assuming that FRI is comprised of two divisions, El Torito and Chi-Chi's, and that the total EBITDA for FRI is equal to the sum of Chi-Chi's EBITDA plus El Torito EBITDA, including a total allocation of G&A expenses. If in the future another division is added to FRI, whether by acquisition or otherwise, or one of the divisions is sold or taken public, the Board will make such adjustments to this Plan as it deems appropriate in its sole discretion.

                  Unless the context otherwise requires, other terms used herein shall have the same meaning as in the Severance Plan of FRI as in effect on the date hereof.

                  3.       PLAN MECHANICS

                  The following steps describe the process that will be used to calculate the amounts payable to Participants:

                  a. Determine the Corporate Value Created (CVC), Chi-Chi's Value Created, and El Torito Value Created.

                  b.   Using the CVC, compute the Initial VCU Pool.

                  c. Using the Initial VCU Pool, determine the Corporate VCU Pool, the Chi-Chi's VCU Pool, and the El Torito VCU Pool.

                  d. Using the Corporate VCU Pool, the Chi-Chi's VCU Pool, the El Torito VCU Pool, compute the Corporate VCU Value, the Chi-Chi's VCU Value, and the El Torito VCU Value.

                  e. Using the VCU values computed in 3(d) and the number of VCUs granted to each Participant (as set forth in each Participant's VCU Agreement), compute each Participant's incentive payment.

         4.       ADMINISTRATION

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                  a.   This Plan will be administered by the Board. The Board
                       may delegate its authority to administer all or any part of this Plan to an employee or a committee, in its sole discretion.

                  b. The Board will have the final authority to determine, in its sole discretion:

                       (i)  The Employees who will participate in the Plan;

                       (ii) The number of VCUs to be granted to each Participant
                            (which need not be a whole number);

                       (iii) The time or times when VCUs will be granted; and

                       (iv) Any other conditions relating to the grant or
                            payment for each VCU.

                  c. Notwithstanding Section 4(b) above, on December 27, 1998, all VCUs must be held by Employees. Accordingly, any VCUs not previously granted by the Board on or before December 27, 1998, shall be allocated to Participants on said date on a pro rata basis (based upon the % of VCU's held by each Participant on said date).

                  d. The Board will have the discretionary authority to interpret this Plan and to make all determinations necessary in administering this Plan, including (without limitation) all determinations relating to accounting matters. Without limiting the foregoing, whenever any amounts are required to be allocated between divisions, the determination of the Board shall be final.

                  e. From time to time, the Board may adopt rules relating to any of the determinations to be made by the Board under this Plan. The Board may at any time amend or repeal any such rules. The adoption, amendment, or repeal of any such rules shall be deemed an amendment of this Plan.

         5.       VCU TERMS AND CONDITIONS

                  a. VCUs are non-transferable and non-assignable. On death, benefits hereunder shall be paid to beneficiary or estate as described below.

                  b. VCUs shall be valued within 90 days of the end of the Expiration Date.

                  c. No payment on a Participant's part will be required to receive a grant of VCUs or receive payment for the value of VCUs previously granted.

         6.       EXIT EVENT

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         If there is an Exit Event prior to June 30, 2000, and the Enterprise
         Value of FRI implied by such Exit Event, as determined by the Board, (the "Exit Event Enterprise Value") is in excess of the CVC, in addition to the payments to which participants are entitled under
         Section 3 of the Plan, each Participant shall be entitled to an additional payment with respect to each VCU held by such Participant (the "Excess Amount") equal to the excess of (i) the amount payable under Section 3 of the Plan with respect to such VCU calculated as if the Exit Event Enterprise Value had been the CVC, over (ii) the actual amount payable under Section 3 of the Plan with respect to such VCU. At the option of FRI, the Excess Amount may be paid in shares of common stock of FRI or the acquiror, as the case may be, valued at the amount per share of such common stock paid in the Exit Event; provided, that immediately after such Exit Event such shares of common stock are not restricted within the meaning of Rule 144 under the Securities Act of 1933, as amended and are traded on a national securities exchange.

     7.  PAYMENTS/TAX WITHHOLDING

         All payments with respect to VCUs shall be made subject to all applicable Federal, state, and local tax withholding requirements, and will be made within 90 days following the Expiration Date; provided, that if an Exit Event occurs after the Expiration Date, payments with respect to the Excess Amount will be made within 90 days following the Exit Event. Notwithstanding the foregoing, if the ratio of (a) the sum of FRI's and its subsidiaries' Debt on the Expiration Date to (b) EBITDA of FRI for the most recent four full fiscal quarters ending on or prior to the Expiration Date equals or exceeds 6.0, all payments may, at the option of the FRI, be postponed; provided, that (i) such payments shall bear interest at the Expiration Rate from the Expiration Date through the date such payment is made, (ii) such payments will become automatically due and payable if, following the Expiration Date, an event of default occurs and extends beyond any period of grace applicable thereto under any instrument under which there may be issued any indebtedness of FRI or any of its subsidiaries having an outstanding principle amount of $10,000,000 or more in the aggregate if, as a result of such event of default, such indebtedness has been declared to be due and payable prior to its date of maturity; and (iii) in any event, all payments with respect to VCUs shall be made to Participants no later than December 31, 2000.

     8.  TERMINATION OF EMPLOYMENT

         a. If a Participant ceases to be an Employee prior to the Expiration Date due to death, disability, or Involuntary Termination Not For Cause, the number of VCUs held by the Participant and paid in accordance with the Plan will be reduced to equal that number of VCUs granted to the Participant multiplied by the ratio of (i) the number of full months of employment elapsed between the Date of Grant and the date of termination divided by (ii) the number of full months elapsed between the Date of Grant and the Expiration Date; and all other VCUs granted to such Participant will be forfeited and no payments will be made with respect thereto. In the case of death, payment for VCUs will be made to the Participant's designated beneficiaries or, if none exist, to the Participant's estate. In no

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                  case shall any Participant have a right to any payment under this Plan until the times expressly provided in Section 7 and 9 hereof.

         b. If a Participant ceases to be an Employee prior to the Expiration Date due to Involuntary Termination For Cause, voluntary termination, or retirement, all VCUs held by such Participant will be forfeited and no payments will be made with respect thereto.

         c. In no event shall a Participant's rights to payment under this Plan be forfeited or reduced if the Participant's employment terminates (i) as a direct result of the sale of all or substantially all of the capital stock or assets (on a consolidated basis) of Chi-Chi's, Inc. or El Torito Restaurants, Inc. prior to the Expiration Date; or (ii) after the Expiration Date; provided, that if a Participant terminates his or her employment after the Expiration Date but prior to an Exit Event, the Participant shall not be entitled to receive any Excess Amount payable as a result of the Exit Event.

         9.       LIQUIDATION OF THE CORPORATION

                  In the event of the liquidation of the Corporation before the Expiration Date, all VCUs will accelerate and be valued and paid as of the date of such liquidation. It is anticipated that the value of the Corporation as determined in connection with the liquidation will be used to determine the value of all VCUs, in accordance with Section 3. The Board may determine an alternative value(s) for VCUs if, in its opinion and sound business judgment, an alternative VCU value(s) more accurately reflects the value created by the Corporation, Chi-Chi's, and/or El Torito.

         10.      RIGHTS OF PARTICIPANTS

                  VCUs are solely a device for the measurement and determination of the incentive amounts to be paid to Participants under this Plan and as such:

                  a. Shall not constitute or be treated as an entitlement to any specific property of, or to participation in any trust fund maintained by, the Corporation.

                  b. Shall give Participants no rights other than those of a general creditor of the Corporation with respect to amounts due from VCUs.

                  c. Shall represent unfunded and unsecured obligations of the Corporation with respect to incentive amounts due for VCUs.

                  d. Shall not entitle any individual to ownership or to the right to ownership of assets, or shares of capital stock, of the Corporation.

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                  e.   Shall give Participants no rights to continued employment
                       with the Corporation or any of its subsidiaries, or to continued participation in this Plan.

                  f. Shall not give any Participant any control, vote, or management authority over any assets of the Corporation, including, without limitation, any control over the leasing, management, financing, refinancing, acquisition, or disposition of all or any Corporation assets.

                  g. Shall not represent the fair market value of the Corporation or any or all of its assets for any purpose other than the valuation of VCUs granted pursuant to the terms of this Plan.

             11.  PLAN AMENDMENT

                  The Board may modify or amend this Plan in writing at any time in any manner without limitation, provided however, that no such amendment shall materially adversely affect or impair the rights of Participants with respect to VCUs previously granted under the Plan without the consent of the holders of a majority of the VCUs that have been granted and not forfeited prior to the date of such modification or amendment. The Plan itself is the controlling document. No other explanatory materials, statements, representations, or examples, oral or written, shall constitute an amendment to the Plan.

         12.      BINDING EFFECT

                  a. This Plan, and any VCU Agreements executed pursuant hereto, shall be binding upon and enforceable against all successors and assigns of the Corporation.

                  b. Notwithstanding any provision contained herein to the contrary, the benefits accrued under this Plan and any VCU Agreement shall not be payable unless the shareholders of the Corporation approve this Plan in accordance with the terms of Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Any right to the payment of benefits under this Plan and any VCU Agreement shall be contingent on the receipt of such approval.

         13.      EFFECTIVE DATE

                  The effective date of this Plan is January 1, 1996.

         14.      GOVERNING LAW

                  This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California without regard to choice of law rules.

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                            FAMILY RESTAURANTS, INC.
                                       AND
                               FRI-MRD CORPORATION
                      VALUE CREATION UNITS (VCU) AGREEMENT

                  Family Restaurants, Inc., a Delaware corporation ("FRI") and FRI-MRD Corporation, a Delaware corporation ("FRI-MRD") (hereinafter FRI and FRI-MRD are collectively referred to as the "Company"), hereby grants as of the ____ day of _________, 19__, to ________________ (the
         "Participant"), ________ VCUs. This grant of VCUs is subject to the following terms and conditions:

                  1. GRANT UNDER VCU PLAN. These VCUs are granted pursuant to and are governed by the Company's VCU Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with these VCUs shall be governed by the Plan.

                  2. RESTRICTIONS ON TRANSFER. VCUs may not be transferred. During the Participant's lifetime, only the Participant can receive payments upon the valuation of these VCUs.

                  3. METHOD OF VCU VALUATION AND PAYMENT. VCUs will be valued and payments made to the Participant in the time and in the manner provided for in the Plan.

                  4. NO OBLIGATION TO CONTINUE EMPLOYMENT. Neither the Plan, this Agreement, nor the grant of these VCUs imposes any obligation on the Company or its subsidiaries to continue to employ the Participant. Employment with the Company and its subsidiaries remains at will and can be terminated by either party, at any time, with or without notice and with or without cause.

                  5. WITHHOLDING TAXES. Individual payments, subject to all applicable Federal, state, and local tax withholding requirements, will be made in the time and in the manner provided for in the Plan.

                  6. PROVISION OF DOCUMENTATION TO EMPLOYEE. By signing this Agreement the Participant acknowledges receipt of a copy of this Agreement and a copy of the Plan.

                  7. CONFIDENTIALITY. Participant agrees to keep strictly confidential any information provided to the Participant by the Company about the Company in connection with Participant's grant of VCUs, valuation and payment for VCUs, or otherwise in connection with this Agreement, including without limitation, information with respect to the Company's financial

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         statements and position and other information about its financial condition, trade secrets, customer list, pricing, other such Company transactions, and other such information.

                  Participation in this Plan shall not create any right for the Participant or obligation by the Company for the Company to provide any proprietary information to the Participant, including without limitation, information with respect to the Company's financial statements and position and other information about its financial condition, trade secrets, customer list, pricing, other such Company transactions, and other such information.

                  8.       MISCELLANEOUS

                           (a) NOTICES: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

                           (b) ENTIRE AGREEMENT; MODIFICATION: This Agreement and the provisions of the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of the Plan and this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

                           (c) SEVERABILITY: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

                           (d) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 3 hereof.

                           (e) GOVERNING LAW: This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California without regard to choice of law rules.

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
                  IN WITNESS WHEREOF, the Company and the Participant have caused this instrument to be executed as of the date first above written.

                                                     Family Restaurants, Inc.
         ----------------------------                18831 Von Karman Avenue
         Participant                                 Irvine, CA  92715

         ----------------------------
         Print Name of Participant

                                                      By:
         ----------------------------                    -----------------------
         Street Address                                     Kevin Relyea
                                                            President and CEO

         ----------------------------
         City      State    Zip Code

                                                     FRI-MRD Corporation
                                                     18831 Von Karman Avenue
                                                     Irvine, CA  92715

                                                      By:
                                                         -----------------------
                                                         Robert T. Trebing, Jr.
                                                         President

                                       13